                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY
                                             (Replaces Agreement dated 08/19/94)

                           EMPLOYMENT AGREEMENT made as of September 30, 1994 by
                    and between Hills Department Store Company (the "Company"), a Delaware corporation having its principal office at 15
                    Dan Road, Canton, Massachusetts ("Principal Office"), and a subsidiary of Hills Stores Company, a Delaware corporation having its principal office at the Principal Office, and the person ("Executive") set forth on the signature page hereof, who resides at the address specified in Schedule A.


              WHEREAS, Executive is presently employed, pursuant to an existing employment agreement with the Company, with the title and in the position specified in Schedule A (such title and position, the "Executive Position"); and

              WHEREAS, the Company desires to secure the continued service of Executive in such Executive Position, and Executive is willing to continue to provide such services; and

              WHEREAS, both the Executive and the Company acknowledge and agree that it is in their best interests to modify and amend certain of the terms, provisions and conditions of the existing employment agreement and to execute a new employment agreement as so modified and amended.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and Executive agree as follows:

              SECTION 1. EMPLOYMENT. The Company hereby agrees to continue to employ Executive in the Executive Position, and Executive hereby accepts such employment.

              SECTION 2. TERM. The employment of Executive by the Company as provided in Section 1 shall continue to and include the date specified in Schedule A (including any extension, the "Term") unless further extended or earlier terminated as hereinafter provided. The Term shall automatically be extended for successive one (1) year periods unless either party gives at least ninety (90) days advance written notice before the end of the Term of its intention not to extend the Term for said additional one (1) year.

              SECTION 3. POSITION AND AUTHORITY. Executive shall continue to be employed by the Company in the Executive Position and shall have the responsibilities and authority specified in Schedule A; provided, however, that the Company shall have the right to make reasonable changes in the Executive's responsibilities and authority to comport with business necessities as long as there is not a significant diminution in the Executive's responsibilities and authority (such responsibilities and authority, the "Executive's Authority").

              SECTION 4. PLACE OF PERFORMANCE. Executive may not, without Executive's consent, be required to perform Executive's duties at any location that is more than fifty (50) miles from the Company's Principal Office, or its field office headquarters in Aliquippa, Pennsylvania, except for necessary travel on the Company's business to an extent substantially consistent with present business travel obligations.

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              SECTION 5.  COMPENSATION AND EXPENSES.    (a)  SALARY. Executive
shall receive the base salary specified in Schedule A. In accordance with the Company's practice for its senior executives, Executive will be paid a pro rata portion of his base salary twice each month. Base salary shall be reviewed on an annual basis. There shall be no decrease in base salary during the Term.

              (b) BONUSES. Executive shall receive the bonuses specified in Schedule A, upon the terms and conditions specified in Schedule A. Such bonuses shall be paid to Executive within sixty (60) days after the end of each of the Company's fiscal years during the term of this Agreement.

              (c) BENEFITS. Executive shall be included in all plans now existing or hereafter adopted for the general benefit of the Company's employees, such as bonuses, stock option or other incentive compensation plans, profit sharing plans, retirement plans, life and health insurance plans, or other insurance plans and benefits, if and to the extent that Executive is and remains eligible to participate thereunder, and subject to the provisions of such plans as the same may be in effect from time to time. Executive will be included in any Company benefit plans in which executives in positions comparable to the Executive participate.

              (d) VACATION. Executive shall be entitled to at least the same vacation as Executive is currently entitled.

              (e) PERQUISITES. The Company shall make available to Executive at least those perquisites presently granted Executive.

              (f) EXPENSES. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement.

              SECTION 6. TERMINATION BY THE COMPANY. The Company shall have the right to terminate Executive's employment at any time for "Cause".
For purposes of this Agreement, "Cause" shall mean (a) termination by action of a majority of the members of the Company's Board of Directors, acting on the written opinion of counsel, because of Executive's willful and continued refusal, without proper cause, to perform substantially Executive's duties under this Agreement; or (b) the conviction of Executive of a felony or an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries of affiliates (which through lapse of time or otherwise is not subject to appeal). Such termination shall be effected by written notice thereof, personally hand delivered by the Company to Executive, and, except as hereinafter provided, shall be effective as of the thirtieth (30th) calendar day after such notice; PROVIDED, HOWEVER, that if within such thirty (30) calendar day period Executive shall cease Executive's refusal and shall use Executive's best efforts to perform such obligations, the termination shall not be effective.

              SECTION 7. TERMINATION BY DEATH. In the event Executive dies during the Term, Executive's employment shall terminate (effective on the date of Executive's death) and the provisions of Section 10 shall be applicable.

              SECTION 8. TERMINATION BY DISABILITY. In the event that Executive suffers a disability which prevents Executive from substantially performing Executive's duties under this Agreement for a period of at least one hundred eighty (180) consecutive or nonconsecutive calendar days within any three hundred sixty-five (365) calendar day period, the Company shall have the right, after such one hundred eighty (180) calendar day period has elapsed, to terminate Executive's employment hereunder upon thirty (30) calendar days written notice to Executive and the provisions of Section 10 shall be applicable.

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              SECTION 9.  TERMINATION BY EXECUTIVE.  Notwithstanding any
other provision of this Agreement, Executive may terminate Executive's employment either (i) in the event of a Change in Control or (ii) by written notice served upon the Company within thirty (30) calendar days after Executive has knowledge of an event constituting "Good Reason."

              For purposes of this Agreement, the term "Change in Control" shall mean either (i) that, after the date hereof, any person (an "Acquiring Person"), together with its affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or any successor rule thereto) shall become the beneficial owner (as defined in Rule 13d-3 under the Securities and Exchange Act), including by merger or otherwise, of more than fifty percent (50%) of the total voting power of all classes of voting stock of the Company or (ii) that one or more Acquiring Persons has succeeded as the result of or in response to actual or threatened election contests, whether by settlement or otherwise, in having elected to the Board of Directors of the Company, whether at one time or on a cumulative basis, a sufficient number of its nominees to constitute (x) more than thirty percent (30%) of the members of the Company's Board of Directors, rounded down to the nearest whole number, if the number of directors on the Company's Board is eight or less, or (y) more than forty percent (40%) of the members of the Company's Board, rounded down to the nearest whole number, if the number of directors on the Company's Board is nine or more.

         For purposes of this Agreement, the term "Good Reason" shall mean:

                 (i) any action by the Company which results in a diminution in the Executive Position or in the Executive's Authority except for the actions permitted to be made by the Company in Section 3 above;

                 (ii) any failure by the Company to timely pay the amounts or provide the benefits described in Section 5 of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied promptly after receipt of written notice thereof given by Executive;

                 (iii) a material breach by the Company of any of the provisions of this Agreement which failure or breach shall have continued for thirty (30) days after written notice from you to the Company specifying the nature of such failure or breach; or

                 (iv) any action by the Company that would result in a violation of Section 4.

                 SECTION 10. EFFECT OF TERMINATION. (a) FOR CAUSE; WITHOUT GOOD REASON AND NO CHANGE IN CONTROL; AND DEATH. In the event of termination of this Agreement (i) by the Company for Cause, (ii) by Executive without Good Reason or Change in Control or (iii) by reason of the death of the Executive, the Company shall pay Executive (or Executive's beneficiary in the event of the Executive's death) any base salary or other compensation earned (and a pro rata portion of the bonus payable with respect to the year in which termination occurred) but not paid to Executive prior to the effective date of such termination and, in the case of termination by reason of death, the Company shall pay Executive's beneficiary (i) the base salary that Executive would have earned for a period of six (6) months following his death plus (ii) a pro rata portion of any bonuses or other incentive compensation that Executive would have earned if he had been employed for the full fiscal year in which he died payable at the time of payment of similar bonuses made to other Executives of the Company, plus (iii) any death benefits that Executive is entitled to under the Company's policies in effect on Executive's date of death.

                 (b) WITHOUT CAUSE; NON-EXTENSION OF TERM; FOR GOOD REASON. In the event of (i)

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termination of this Agreement by the Company other than for Cause, (ii)
delivery of notice by the Company to prevent the automatic extension of the Term pursuant to Section 2 or (iii) termination of this Agreement by Executive for Good Reason without a Change in Control, the Company shall pay Executive, in a lump sum within thirty (30) days after termination under this Section 10(b), the sum of (A) the amount described in Section 10(a) of this Agreement (other than the payments to be paid in case of termination by death), and (B)
the amount equal to two times (x) the Executive's annual base   salary in
effect at the time of termination under this Section 10(b), and the Company shall continue during the Term all of the benefits and perquisites set forth in Sections 5(c) and (e), notwithstanding the fact that Executive may no longer be an employee eligible to participate in one or more of the employee benefit plans maintained by the Company.

              (c) CHANGE IN CONTROL (OTHER THAN AN APPROVED CHANGE IN CONTROL). In the event of termination of this Agreement by Executive within one (1) year after a Change in Control (other than an Approved Change in Control), the Company shall pay Executive, in a lump sum payment within thirty
(30) days after termination under this Section 10(c), the sum of (A) the amount described in Section 10(a) of this Agreement (other than the payments to be made in case of termination by death), and (B) the amount equal to three (3x) times Executive's Annual Compensation, and the Company shall continue during the Term all of the benefits and perquisites set forth in Section 5(c) and 5(e), notwithstanding the fact that Executive may no longer be an employee eligible to participate in one or more of the employee benefit plans maintained by the Company.

              For purposes of this Agreement, the term "Approved Change in Control" shall mean a Change of Control that has occurred with the prior approval of a majority of the Continuing Directors and the term "Continuing Director" shall mean any member of the Board of Directors of the Company who is not an Acquiring Person or a nominee or representative of an Acquiring Person or of any affiliate or associate of an Acquiring Person and any successor to a Continuing Director who was recommended for election or elected to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company.

              During the term of this Agreement as specified in the amended Schedule A, for purposes of this Section 10(c) of this Agreement the term "Executive's Annual Compensation" shall mean (i) the sum of (A) the Executive's base salary for 1994 and (B) any bonus compensation to which Executive would have been entitled if Executive continued to be employed under this Agreement to the end of 1994 (assuming that all Company and individual performance goals and objectives had been achieved pursuant to Section 5(b)), provided that if the Executive's base salary or bonus compensation is increased after 1994 following significant changes in the Executive's responsibilities the term shall mean the sum of (a) the base salary in effect at the time of termination and (b) any bonus compensation to which Executive would have been entitled if Executive had continued to be employed under this Agreement to the end of the Company's fiscal year in which his employment terminated (assuming that all Company and Individual performance goals and objectives had been achieved pursuant to Section 5(b)). If the Agreement is extended at the end of the present term of the Agreement, "Executive's Annual Compensation" shall mean
(ii) the sum of (A) the base salary in effect at the time of termination and
(B) any bonus compensation to which Executive would have been entitled if Executive had continued to be employed under this Agreement to the end of the Company's fiscal year in which his employment terminated (assuming that all Company and Individual performance goals and objectives had been achieved pursuant to Section 5(b)).

              (d) WITH GOOD REASON FOLLOWING AN APPROVED CHANGE IN CONTROL. In the event of termination of this Agreement by Executive with Good Reason within one (1) year after an Approved

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Change in Control, the Company shall pay Executive, in a lump sum payment within thirty (30) days after termination under this Section 10(c), the sum of
(A) the amount described in Section 10(a) of this Agreement (other than the payments to be made in case of termination by death), (B) the amount equal to three (3x) times the sum of (i) Executive's annual base salary in effect at the time of termination, and (ii) any bonus compensation to which Executive would have been entitled if Executive had remained as an employee under this Agreement to the end of the Company's fiscal year in which his employment terminated (assuming that all Company and individual performance goals and objectives had been achieved pursuant to Section 5(b)), and the Company shall continue during the Term all of the benefits and perquisites set forth in
Section 5(c) and 5(e), notwithstanding the fact that Executive may no longer be an employee eligible to participate in one or more of the employee benefit plans maintained by the Company.

              (e) DISABILITY. In the event of termination of this Agreement by reason of disability, the Company shall continue to pay Executive's base salary at the time of such termination for the remainder of the Term, reduced by the maximum amount of salary which may be insured under the Company's Long Term Disability Plan at the time of disability.

              SECTION 11. EXCISE TAXES. In the event that Executive shall have imposed upon him the tax which is imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or by any successor provision, by reason of any payment or benefit which Executive has received under this Agreement, the Company shall pay as additional compensation to Executive that amount which, after taking into account all taxes (including any tax which shall be imposed by Code Section 4999) imposed upon such amount by any federal, state or local government, shall be equal to the amount of said tax imposed by Code Section 4999.

              SECTION 12. ACCELERATION AND EXPIRATION OF OPTIONS. Any options to purchase capital stock of the Company ("Options") granted by the Company to Executive that have not yet become exercisable shall become exercisable upon the earliest to occur of (a) the termination of Executive's employment as a result of Executive's death or disability; (b) the termination by Executive with Good Reason; or the termination by Executive after a Change in Control (other than an Approved Change in Control). Notwithstanding the foregoing, all Options, whether currently exercisable or not, shall expire and cease to be exercisable as follows:

              (a) if the Company terminates Executive's employment for Cause, immediately upon the effective date of such termination;

              (b) if Executive terminates Executive's employment with the Company other than for Good Reason, a Change in Control, death, or disability, immediately upon the effective date of such termination;

              (c) if Executive terminates Executive's employment with the Company with Good Reason or after a Change in Control (other than an Approved Change in Control), ninety (90) days after the effective date of such termination (but in no event later than the date the Term would expire without giving effect to any automatic renewal);

              (d) if Executive dies while employed by the Company, six (6) calendar months after Executive's death (but in no event later than the date the Term would expire without giving effect to any automatic renewal); and

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              (e) if Executive's employment is terminated as a result of disability, six (6) calendar months after the effective date of such termination (but in no event later than the date the Term would expire without giving effect to any automatic renewal).

              SECTION 13. NO MITIGATION; NO OFFSET. Executive shall be under no obligation to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

              SECTION 14. COVENANTS OF EXECUTIVE. (a) Executive recognizes that the knowledge of, information concerning and relationship with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans and policies which Executive will establish, receive or obtain as an employee of the Company, are valuable and unique assets of the business of the Company. Executive will not, during or within two (2) years after the Term, disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose, whatsoever except pursuant to Executive's duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of Executive's employment hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Executive or his agents or representatives, (ii) Executive can demonstrate was in his possession on a nonconfidential basis prior to the commencement of his employment with the Company, or (iii) Executive can demonstrate was received or obtained by him on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of his employment hereunder.

              (b) All memoranda, notes, records or other documents made or compiled by Executive or made available to Executive while employed concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company on termination of Executive's employment or at any other time on request.

              (c) During the term of Executive's employment and for two (2) years thereafter, Executive shall not, except pursuant to and in furtherance of his duties hereunder, directly or indirectly solicit or initiate contact with any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by Executive, an employer affiliated with him or any competitor of the Company.

              (d) Executive acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Executive from any actual or threatened breach of such covenants.

              (e) In the event that, following the termination of this Agreement, Executive is entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach of any of the covenants


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in this section and Executive shall forthwith upon demand of the Company repay any such amounts paid to Executive subsequent to the date such breach occurred.

              SECTION 15. INDEMNIFICATION. Throughout the Term and thereafter, the Company shall indemnify Executive to the fullest extent not prohibited by law against any and all expenses, fees (including reasonable legal fees), liabilities and obligations of any nature whatsoever paid or incurred by Executive in connection with any suit, proceeding, inquiry, hearing or investigation arising out of or related to (a) the fact that Executive is or was an employee, officer, director, or agent of the Company, (b) anything done or not done by Executive in any such capacity, or (c) enforcement of the terms of this Agreement. Such indemnification shall be paid upon the submission of invoices, records or other evidence of the expenses, fees liabilities or obligations accrued or incurred.

              SECTION 16. EXCLUSIVE AGREEMENT. Executive agrees to devote all customary business time and attention to the affairs of the Company except during vacation periods and reasonable periods of illness or other incapacity consistent with the practices of the Company for executives in comparable positions, and agrees that Executive's services shall be completely exclusive to the Company during the term hereof.

              SECTION 17. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, and, subject to the provisions of Section 21, supersedes and replaces in its entirety any and all prior agreements of the parties with respect to the subject matter thereof, including, without limitation, the existing Employment Agreement dated August 19, 1994, between Executive and Hills Department Store Company, including without limitation the renewal and termination provisions thereof and cannot be changed or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, executors, heirs, administrators, successors and assigns.

              SECTION 18. GOVERNING LAW. This Agreement and all matters and issues collateral thereto shall be governed by the laws of The Commonwealth of Massachusetts applicable to contracts performed entirely therein.

              SECTION 19.  SEVERABILITY.  If any provision of this
Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

              SECTION 20. NOTICES. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses above indicated, or at such other address or addresses as they may hereafter designate in writing.

              SECTION 21. EFFECTIVE DATE. This Agreement shall become effective as of the date set forth below, provided that the Stipulation of Settlement contemplated by the Company's Memorandum of Understanding signed September 30, 1994 settling the Joseph H. Weiss class action and derivative suit (Case No. 13707) has received final court approval and the Joseph H. Weiss class action and derivative suit has been dismissed with prejudice.


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              IN WITNESS WHEREOF, the parties have executed this Agreement on
September 30, 1994.



                                      ________________________________________



                                      HILLS DEPARTMENT STORE COMPANY


                                      By:__________________________________

                                                     President


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                                                                   09/30/94


                                   Schedule A
                                       to
                              Employment Agreement
                                    Between
                         Hills Department Store Company
                                      and
                                   Executive


NAME                                Robert J. Stevenish

ADDRESS                             106 Breman Lane, McMurray, PA 15317

TITLE OF POSITION                   Executive Vice President, Store and Distribution
                                    Operations of the Company and Hills Stores Company

TERM OF EMPLOYMENT                  December 31, 1996

RESPONSIBILITY
  AND AUTHORITY                     Senior Executive Responsible for Store and Distribution
                                    Operations of the Company and Hills Stores Company

AUTHORITY AND LINE
  OF REPORTING                      Reports to President and Chief Executive Officer of the
                                    Company and Hills Stores Company

BASE SALARY                         $265,000

BONUSES                             50% of base salary if annual goals established by the
                                    Board are met


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
                                                                     09/30/94


                                   Schedule A
                                       to
                              Employment Agreement
                                    Between
                         Hills Department Store Company
                                      and
                                   Executive



NAME                                 Andrew J. Samuto

ADDRESS                              217 Oak Leaf Drive, Mars, PA  16046

TITLE OF POSITION                    Executive Vice President, Real Estate and Support
                                     Services of the Company and Hills Stores Company

TERM OF EMPLOYMENT                   December 31, 1996

RESPONSIBILITY
  AND AUTHORITY                      Senior Real Estate and Human Resource Executive of
                                     the Company and Hills Stores Company

AUTHORITY AND LINE
  OF REPORTING                       Reports to President and Chief Executive Officer of the
                                     Company and Hills Stores Company

BASE SALARY                          $290,000

BONUSES                              50% of base salary if annual goals established by the
                                     Board are met


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                                                                        09/30/94


                                   Schedule A
                                       to
                              Employment Agreement
                                    Between
                         Hills Department Store Company
                                      and
                                   Executive


NAME                                E. Jackson Smailes

ADDRESS                             387 Far Reach Road, Westwood, MA

TITLE OF POSITION                   Executive Vice President, General Merchandise Manager
                                    of the Company and Hills Stores Company

TERM OF EMPLOYMENT                  December 31, 1996

RESPONSIBILITY
  AND AUTHORITY                     Senior Merchandising and Marketing Executive of the
                                    Company and Hills Stores Company

AUTHORITY AND LINE
  OF REPORTING                      Reports to President and Chief Executive Officer of
                                    the Company and Hills Stores Company

BASE SALARY                         $375,000

BONUSES                             50% of base salary if annual goals established by the
                                    Board are met

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                                                                        09/30/94


                                   Schedule A
                                       to
                              Employment Agreement
                                    Between
                         Hills Department Store Company
                                      and
                                   Executive


NAME                                John G. Reen

ADDRESS                             12 Margaret St., Canton, MA 02021

TITLE OF POSITION                   Executive Vice President, Chief Financial Officer and
                                    Director of the Company and Hills Stores Company

TERM OF EMPLOYMENT                  December 31, 1996

RESPONSIBILITY
  AND AUTHORITY                     Senior Financial Executive of the Company and
                                    Hills Stores Company

AUTHORITY AND LINE
  OF REPORTING                      Reports to President and Chief Executive Officer of the
                                    Company and Hills Stores Company

BASE SALARY                         $290,000

BONUSES                             50% of base salary if annual goals established by the
                                    Board are met

                                                                        09/30/94


                                   Schedule A
                                       to
                              Employment Agreement
                                    Between
                         Hills Department Store Company
                                      and
                                   Executive


NAME                                Michael Bozic

ADDRESS                             431 Maple Lane, Sewickley, PA 15143

TITLE OF POSITION                   President, Chief Executive Officer and Director of the
                                    Company and Hills Stores Company

TERM OF EMPLOYMENT                  December 31, 1996

RESPONSIBILITY
  AND AUTHORITY                     Chief Executive Officer of the Company and Hills Stores Company

AUTHORITY AND LINE
  OF REPORTING                      Reports to Board of Directors of the Company and Hills Stores Company

BASE SALARY                         $875,000

BONUSES                             50% of base salary if annual goals established by the Board are met

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